UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2011

VGTEL, INC.

(Exact name of registrant as specified in its charter)

New York	4814	01-0671426
State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Code	(I.R.S. Employer Identification No.)

2 Ingrid Road
Setauket, NY 11733-2218
Tel: 631-458-1120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Shares of Equity Securities.

Share Issuances

Effective on February 1, 2011 VGTel, Inc.  (the “Company”) issued an aggregate of 1,166,666 shares of common stock to the following  service providers in consideration of an aggregate of $291,666 value of  services rendered to the Company.

211,400  shares of its common stock to Sinai Consulting. The shares were valued at $52,850, which represents the value of the services provided on the award date.

371,600 shares of its common stock to Marketwise Trading,  Inc. The shares were valued at $92,900, which represents the value of the services provided on the award date.

157,400 shares of its common to the Law Offices of John H. Wolcott. The shares were valued at $39,350 which represents the value of the services provided on the award date.

304,266 shares of its common to the Law Offices of Horner & Associates. The shares were valued at $76,066 which represents the value of the services provided on the award date.

122,000  shares of its common to Ethel Schwartz. The shares were valued at $30,500   which represents the value of the services provided on the award date.

All of the shares were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act. The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VGTel, Inc.

Date: February 14, 2011	By:	/s/ Joseph R. Indovina
Joseph R. Indovina Chief Executive Officer